Exhibit 99.1

For Release: January 18, 2007 Contact: Lisa Razo (802) 865-1838

Merchants Bancshares, Inc. Dividend Declaration, Earnings Release Calendar and New Stock Repurchase Program

SOUTH BURLINGTON, VT--Merchants Bancshares, Inc. (NASDAQ: MBVT), the parent company of Merchants Bank, announced today that its Board of Directors declared a dividend of 28 cents per share payable February 15, 2007, to shareholders of record as of February 1, 2007.

Merchants' Board of Directors approved today a new stock repurchase program, pursuant to which Merchants may repurchase 200,000 shares of its common stock on the open market from time to time through January 2008. The new program will commence upon utilization of the 200,000 shares of common stock authorized under the Company's previous stock repurchase program, originally approved in October 2005. Under that program Merchants has purchased 166,711 shares of its own common stock on the open market, at an average per share price of $23.94 through December 31, 2006.

Merchants plans to release earnings on or about January 24, 2007. Mr. Michael Tuttle, Merchants' President and Chief Executive Officer; and Ms. Janet Spitler, Merchants' Chief Financial Officer, will host a conference call to discuss these earnings results at 9:30 a.m. Eastern Time on Friday, January 26, 2007. Interested parties may participate in the conference call by dialing (800) 230-1085; the title of the call is Earnings Release Conference Call for Merchants Bancshares, Inc. Participants are asked to call a few minutes prior to register. A replay will be available until noon on February 2, 2007. The U.S. replay dial-in telephone number is (800) 475-6701. The international replay telephone number is (320) 365-3844. The replay access code for both replay telephone numbers is 859449.

The continuing mission of Merchants Bank is to provide Vermonters with a state-wide community bank that blends a strong technology platform with a genuine appreciation for local markets. It fulfills this commitment through a branch-based system that includes 36 community bank offices and 43 ATMs throughout Vermont, Personal Bankers dedicated to top-quality customer service, and streamlined products: FreedomLYNX® Banking, which consists of Free Checking for Life®, a low cost Money Market Account, Free Online Banking and Bill Pay, Overdraft Coverage, Direct Deposit, Free Debit Card and Free Automated Phone Banking; TimeLYNX® Flexible Certificates of Deposit; AutoLYNX Vehicle Loans; HomeLYNX® Home Equity Loans and Lines of Credit; RealLYNX® Residential Mortgages; CommerceLYNX® Business Banking; and Q-LYNX Quick Decision Business Loans. For more information about Merchants Bank, visit mbvt.com. Merchants' stock is traded on the NASDAQ National Market system under the symbol MBVT. Member FDIC. Equal Housing Lender.

Some of the statements contained in this press release may constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect Merchants' current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause Merchants' actual results to differ significantly from those expressed in any

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forward-looking statement. Forward-looking statements should not be relied on since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Merchants' control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include changes in general economic conditions in Vermont, changes in interest rates, changes in competitive product and pricing pressures among financial institutions within Merchants' markets, and changes in the financial condition of Merchants' borrowers. The forward-looking statements contained herein represent Merchants' judgment as of the date of this release, and Merchants cautions readers not to place undue reliance on such statements. For further information, please refer to Merchants' reports filed with the Securities and Exchange Commission.

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